Exhibit 99.1

AGREEMENT

THIS AGREEMENT is entered into effective the 24th day of March, 2011 (the "Effective Date"), by and between Greer State Bank (the "Bank"), Greer Bancshares Incorporated (the "Company"), and Kenneth M. Harper ("Harper"). Collectively, the Bank, the Company and Harper shall be referred to as the "Parties."

WHEREAS, the Bank is a bank organized and existing under the laws of the State of South Carolina; and

WHEREAS, the Company is a corporation organized and existing under the laws of the State of South Carolina, and is the holding company of the Bank; and

WHEREAS, on September 8, 2004, the Bank and Harper entered into a written Employment Agreement (as subsequently amended by the First Amendment to the Employment Agreement dated February 22, 2007, the Second Amendment to the Employment Agreement dated December 30, 2008, and the Amendment to Compensation Agreements for Senior Executive Officers of Greer Bancshares Incorporated dated January 28, 2009, the "Employment Agreement") for Harper's employment as President of Greer State Bank; and

WHEREAS, subsequent to September 8, 2004, Harper came to serve in the capacity of both President and Chief Executive Officer of the Bank and the Company; and

WHEREAS, prior to January 28, 2009, the Company elected to participate in the Troubled Assets Relief Program Capital Purchase Program ("CPP") administered by the United States Treasury Department; and

WHEREAS, on January 28, 2009, Harper, the Company, and the Bank entered into an Amendment to Compensation Agreements for Senior Executive Officers, whereby Harper acknowledged that the Company's participation in the CPP would limit and/or prohibit the making of any "golden parachute payment" on account of an "applicable severance from employment" by a senior executive officer; and

WHEREAS, Effective March 1, 2011, the Bank entered into a Stipulation to the Issuance of a Consent Order agreeing to the issuance of a Consent Order with the Federal Deposit Insurance Corporation (the "FDIC") and the Commissioner of Banking on behalf of the South Carolina Board of Financial Institutions; and

WHEREAS, Harper acknowledges that 12 C.F.R. Part 359, as adopted pursuant to the Federal Deposit Insurance Act, as amended (12 U.S.C. Section 1811, et. seq.), places limitations on "golden parachute payments" to Institution-Affiliated Parties ("IAP"); and

WHEREAS, Harper desires to voluntarily resign from his employment and his positions as President and Chief Executive Officer of the Bank, and his positions as President and Chief Executive Officer and director of the Company, and the Bank and the Company are willing to accept his resignations.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties hereby agree as follows:

1. Harper hereby irrevocably resigns as President, Chief Executive Officer, and employee of the Bank, effective March 24, 2011. The Bank hereby accepts Harper's resignations.

2. Harper hereby irrevocably resigns as President, Chief Executive Officer and director of the Company, and the Company hereby accepts Harper's resignations.

3. Harper hereby irrevocably waives any right he may have to severance under his Employment Agreement (excluding, subject to FDIC approval, any vested but unpaid vacation).

4. The Bank hereby forever waives and releases any rights it possesses under the provisions contained in Article 16 ("Non-Competition Covenant") of Harper's Employment Agreement. The Bank does not, however, waive any rights it possesses under Articles 15 ("Confidentiality") and 17 ("Non-Solicitation Covenant"), and Harper agrees to continue to be bound by those provisions.

5. The Bank agrees to in good faith seek permission from the FDIC to make payments to Harper with respect to the following:

(a) Mr. Harper's benefit under the Bank's deferred compensation plan for directors; and

(b) the payment by the Bank of any vested vacation time to which he is entitled pursuant to Article 12 of the Employment Agreement.

6. The Bank acknowledges that Harper is entitled to benefits under his Amended and Restated Salary Continuation Agreement between the Bank and Harper dated July 31, 2007, as amended by a First Amendment dated December 30, 2008, and agrees to in good faith seek permission from the FDIC to make payments thereunder, when and as applicable.

7. Harper agrees to waive any other rights and/or benefits to which he may otherwise be entitled pursuant to the terms of his Employment Agreement.

8. Harper acknowledges having reviewed the Company's proposed press release and Form 8-K relating to his resignation and this Agreement. Harper consents to such documents, and their publication and filing. Harper agrees that he does not wish to respond to such Form 8-K disclosure and have his response included in a filing by the Company with the Securities and Exchange Commission.

9. Harper, the Bank, and the Company agree not to make any statement, written or verbal, to anyone reasonably likely to be harmful to any other party or to be injurious to the goodwill, reputation or business standing of any other party at any time in the future; provided, however, that this non-disparagement clause shall not preclude any Party, or its agents or representatives, from any good faith response to any inquiries by a governmental agency or any statements made in any required filing with any governmental agency.

10. This Agreement constitutes the final written expression of all the agreements between the Parties with respect to the subject matter hereof, and is a complete and exclusive statement of those terms. The Parties also agree that no representations, promises or agreements, of any kind, other than the express terms of this Agreement, have been made to or with him by any person or entity whatsoever.

11. This Agreement shall be interpreted according to the laws of the State of South Carolina. In the event of a dispute, the Parties agree that the venue for resolving such dispute shall be in the Court of Common Pleas in Greenville County, South Carolina.

[SIGNATURES ON FOLLOWING PAGE]

/s/ Kenneth M. Harper_____________________

KENNETH M. HARPER

GREER STATE BANK

By: /s/ Walter M. Burch____________________

WALTER M. BURCH

Chairman of the Board of Directors

By: /s/ Gary M. Griffin_____________________

GARY M. GRIFFIN

Chairman of the Compensation/Human Resources Committee

of the Board of Directors

GREER BANCSHARES INCORPORATED

By: /s/ Walter M. Burch____________________

WALTER M. BURCH

Chairman of the Board of Directors

By: /s/ Gary M. Griffin_____________________

GARY M. GRIFFIN

Chairman of the Compensation/Human Resources Committee

of the Board of Directors